                           [WEST COAST BANCORP LOGO]


March 15, 1996


Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of West Coast Bancorp to be held at the Holiday Inn Crowne Plaza, located at 14811 Kruse Oaks Dr., Lake Oswego, Oregon on Friday, April 19, 1996 at 2:00 p.m., Pacific Daylight Time. The Crowne Plaza is located off Exit 292 (east bound) at the intersection of Kruse Way and Bangy Road.

At the annual meeting, West Coast Bancorp shareholders will be asked to approve the election of four directors for a term of three years.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE ABOVE MATTER.

A proxy card is enclosed in the front portion of the mailing envelope. Please indicate your voting instructions and sign, date, and return the proxy card promptly in the business reply envelope provided. Whether or not you plan to attend the annual meeting in person, it is important that you return the enclosed proxy card so that your shares are voted. A proxy that is returned signed and dated but with no voting instructions will be voted in favor of the matter(s) and, in appropriate circumstances, will enable West Coast Bancorp's management to adjourn the meeting to continue to solicit votes to approve these matters. The proxy may be revoked in writing by the person giving it at any time before it is exercised by notice of such revocation to the Secretary of West Coast Bancorp, or by submitting a proxy having a later date, or by such person appearing at the meeting and electing to vote in person.

We value you as a shareholder in West Coast Bancorp and look forward to reporting the results of 1995 to you. We invite your comments concerning any of the company's affairs and hope you will contact us for any further information you desire.

Sincerely,



Lester D. Green                Victor L. Bartruff          Rodney B. Tibbatts
Chairman of the Board          Co-President & CEO          Co-President & CEO



          5335 S.W. Meadows Road, Suite 201, Lake Oswego, Oregon 97035
                       Tel. 503-684-0884 - Fax 503-684-0781

                               WEST COAST BANCORP
                         5335 SW MEADOWS ROAD, SUITE 201
                            LAKE OSWEGO, OREGON 97035

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 19, 1996

To the Shareholders of West Coast Bancorp:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of West Coast Bancorp (the "Company") will be held at the Crown Plaza Holiday Inn, located at 14811 Kruse Oaks Drive, Lake Oswego, Oregon, on Friday, April 19, 1996, at 2:00 p.m. for the purpose of considering and voting upon the following matters:

         1. ELECTION OF DIRECTORS. To elect four (4) Directors for a term of three years or until their successors have been elected and qualified.

         2. WHATEVER OTHER BUSINESS may properly come before the Annual Meeting or any adjournments thereof.

         Only those shareholders of record at the close of business on March 1, 1996, shall be entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

         Further information regarding voting rights and the business to be transacted at the Annual Meeting is given in the accompanying Proxy Statement. Your continued interest as a shareholder in the affairs of the Company, its growth and development, is genuinely appreciated by the directors, officers and personnel who serve you.

March 15, 1996                      BY ORDER OF THE BOARD OF DIRECTORS


                                            Cora A. Hallauer, Secretary

================================================================================

                             YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Annual Meeting, please sign and date your Proxy card and return it in the enclosed postage prepaid envelope. Retention of the Proxy is not necessary for admission to the Annual Meeting.

================================================================================

                               WEST COAST BANCORP
                         5335 SW MEADOWS ROAD, SUITE 201
                            LAKE OSWEGO, OREGON 97035
                                 (503) 624-5864

                                 PROXY STATEMENT

         This Proxy Statement and the accompanying Proxy are being sent to shareholders on or about March 15, 1996, for use in connection with the Annual Meeting of Shareholders of West Coast Bancorp (the "Company") to be held on Friday, April 19, 1996. Only those shareholders of record at the close of business on March 1, 1996, shall be entitled to vote. The number of shares of the Company's no par value common stock (the "Common Stock"), outstanding and entitled to vote at the Annual Shareholders' Meeting is 4,810,759.

         The enclosed Proxy is solicited by and on behalf of the Board of Directors of the Company, with the cost of solicitation borne by the Company. Solicitation may be made by directors and officers of the Company and its bank subsidiaries, The Commercial Bank ("CB"), The Bank of Newport ("BN") and Valley Commercial Bank ("VB") (collectively, the "Subsidiary Banks"). Solicitation may be made by use of the mails, by telephone, facsimile and personal interview. The Company does not expect to pay any compensation for the solicitation of proxies, except to brokers, nominees and similar recordholders for reasonable expenses in mailing proxy materials to beneficial owners.

         If the enclosed Proxy is duly executed and received in time for the meeting, it is the intention of the persons named in the Proxy to vote the shares represented by the Proxy FOR the four nominees listed in this Proxy Statement, unless otherwise directed. Any proxy given by a shareholder may be revoked before its exercise by notice to the Company in writing, by a subsequently dated proxy, or at the Meeting prior to the taking of the shareholder vote. The shares represented by properly executed, unrevoked proxies will be voted in accordance with the specifications in the Proxy. Shareholders have one vote for each share of Common Stock held. Shareholders are not entitled to cumulate their votes in the election of directors.

                             BUSINESS OF THE MEETING

         There is one matter being presented for consideration by the shareholders at the Annual Meeting.

GENERAL

         The Company's Restated Articles of Incorporation ("Articles") provide that the number of directors must fall within a range of 8 and 20, the exact number to be determined by an affirmative vote of 75% of the directors then in office. The Articles also provide that the Board of Directors may fill vacancies created on the Board, provided that the number of directors shall at no time exceed 20.

         Directors are elected for a term of three years and until their successors have been elected and qualified. The Company's Articles require that the terms of the directors be staggered such that approximately one-third of the directors are elected each year. Iral Barrett, whose term would have expired in 1997, retired from the Board in late 1995 to pursue other interests. Chester Clark, whose term expires at the 1996 Annual Meeting has advised the Board that he would not stand for reelection and is retiring from the Board of Directors. The Board has determined not to seek replacements for Messrs. Clark or Barrett at this time and, accordingly, has reduced the size of the Board to twelve.

         In accordance with the above, the Board of Directors has nominated Messrs. Bartruff, Loch, Morrison and Tibbatts for election as directors for three-year terms to expire in 1999. If either Messrs. Bartruff, Loch, Morrison or Tibbatts should refuse or be unable to serve, your Proxy will be voted for such person as shall be designated by the Board of Directors to replace any such nominee. The Board of Directors presently has no knowledge that any of the nominees will refuse or be unable to serve.

         Other nominations, if any, may be made only in accordance with the prior notice provisions contained in the Bylaws of the Company.

                    INFORMATION WITH RESPECT TO NOMINEES AND
                         DIRECTORS WHOSE TERMS CONTINUE

         The following tables set forth certain information with respect to the nominees for director and for directors whose terms continue. The table includes their ages, their principal occupations during the past five years, and the year first elected or appointed a director of the Company. The table also indicates the number of shares of Common Stock beneficially owned by each individual on December 31, 1995 and the percentage of Common Stock outstanding on that date that the individual's holdings represented. However, where beneficial ownership was less than one percent of all outstanding shares, the percentage is not reflected in the table.

                                                                                             SHARES AND
                                                                                            PERCENTAGE OF
                                                                                            COMMON STOCK
                                                          PRINCIPAL OCCUPATION              BENEFICIALLY
                 NAME, AGE AND                             OF DIRECTOR DURING                OWNED AS OF
              TENURE AS DIRECTOR                             LAST FIVE YEARS              DECEMBER 31, 1995
              ------------------                             ---------------              -----------------
                                                                                               (1)(2)

                                 NOMINEES FOR DIRECTOR FOR THREE YEAR TERM EXPIRING 1999

Victor L. Bartruff, 48                          Co-President and Co-CEO of                      40,091
  Since 1995                                    the Company; President and
                                                CEO of BN;  former district
                                                manager of U.S. National
                                                Bank of Oregon; director of
                                                BN, CB and VCB

William B. Loch, 62                             President of Capital City                       16,415
  Since 1982                                    Companies, Inc.; director of
                                                CB

Robert D. Morrison, 64                          First Vice President,                           18,494
  Since  1982                                   Financial Consultant, Smith
                                                Barney, Inc.; director of CB

Rodney B. Tibbatts, 56                          Co-President and Co-CEO of                      38,801 (3)
  Since 1990                                    the Company; former
                                                President and CEO of
                                                Commercial Bancorp; director
                                                of CB

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES TO BE ELECTED AS DIRECTORS.

                                                                                           SHARES AND
                                                                                          PERCENTAGE OF
                                                                                          COMMON STOCK
                                               PRINCIPAL OCCUPATION                       BENEFICIALLY
                 NAME, AGE AND                  OF DIRECTOR DURING                         OWNED AS OF
              TENURE AS DIRECTOR                  LAST FIVE YEARS                       DECEMBER 31, 1995
              ------------------                  ---------------                       -----------------
                                                                                              (1)(2)
                                          DIRECTORS WITH TERM EXPIRING IN 1997

Lloyd D. Ankeny, 58                             Personal Investments,                          39,284
  Since 1995                                    formerly Owner, Landmar
                                                Development Corporation;
                                                director of BN

Phillip G. Bateman, 55                          Partner, Bateman Funeral                       21,009
  Since 1995                                    Homes, Central Coast
                                                Crematorium and Chelan
                                                Abbey Mausoleum and
                                                Columbarium; director of BN

Stanley M. Green, 74                            Animation Director Tolco                      121,985 (3)
  Since 1995                                    Productions, Inc.; formerly                    (2.5%)
                                                Animation Artist with Walt
                                                Disney; former director of
                                                BN

C. Douglas McGregor, 57                         Chairman, Access Long                           5,397
  Since  1994                                   Distance; formerly EVP with
                                                First Interstate Bank of
                                                Oregon, N.A.; director of CB

                                                                                           SHARES AND
                                                                                          PERCENTAGE OF
                                                                                          COMMON STOCK
                                               PRINCIPAL OCCUPATION                       BENEFICIALLY
                 NAME, AGE AND                  OF DIRECTOR DURING                         OWNED AS OF
              TENURE AS DIRECTOR                  LAST FIVE YEARS                       DECEMBER 31, 1995
              ------------------                  ---------------                       -----------------
                                                                                              (1)(2)
                                          DIRECTORS WITH TERM EXPIRING IN 1998

Lester D. Green, 70                             Property Manager of Mission                   40,733 (3)
(Chairman of the Board)                         Properties; former chair of
  Since  1982                                   Capitol Auto Group; director
                                                of CB

Jack E. Long, 57                                Owner/Manager, J&L                             9,487
  Since 1990                                    Nursery Co., Inc.; director of
                                                CB

J. F. Ouderkirk, 45                             Attorney, Partner of                          18,534
  Since 1995                                    Richardson, Ouderkirk and
                                                Hollen; director of BN

Gary D. Putnam, 51                              Treasurer/Chief Financial                      6,974
  (Vice Chairman                                Officer of Pump & Drilling
  of the Board)                                 Supply, Inc.; former
  Since 1995                                    President, Pacific Drilling
                                                Supply Inc.; former
                                                Chairman, President and
                                                CEO of WCB; director of BN

-----------------------------------

(1) Shares held directly with sole voting and sole investment power, unless otherwise indicated

(2) Share amounts include stock options which are exercisable within 60 days as follows: Lloyd D. Ankeny, 5,568 shares; Victor L. Bartruff, 27,265 shares; Phillip G. Bateman, 6,526 shares; Lester D. Green, 3,080 shares; Stanley M. Green, 5,568 shares; William Lock, 3,080 shares; Jack E. Long, 3,080 shares; C. Douglas McGregor, 3,080 shares; Robert
         D. Morrison, 3,080 shares; J.F. Ouderkirk, 7,641 shares; Gary D. Putnam, 5,522 shares; Rodney B. Tibbatts, 35,662 shares.

(3) Share amounts include shares owned by the spouses of Lester D. Green (7,597), Stanley M. Green (38,205), William B. Loch (1,109), and Rodney
         B. Tibbatts (3,139), each of whom disclaims any beneficial ownership of the shares.

         INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

         The following sets forth information concerning the Board of Directors and Committees of the Company during the fiscal year ended 1995.

BOARD OF DIRECTORS

         The Company held eleven (11) Board meetings in 1995. Each director attended at least 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees on which he or she served.

CERTAIN COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company have established an Audit and Compliance Committee ("Audit Committee") and a Compensation Committee. When the need arose the full Board served as the Nominating Committee.

         Audit Committee. The main function of the Audit Committee includes reviewing the plan, scope, and audit results of the independent auditors, as well as reviewing and approving the services of the independent auditors. The Audit Committee reviews or causes to be reviewed the reports of bank regulatory authorities and reports its conclusions to the Board of Directors. The Audit Committee also reviews procedures with respect to the Company's records and its business practices, and reviews the adequacy and implementation of the internal auditing, accounting and financial controls. The Committee held four (4) meetings during the year. For fiscal 1995, members of the Audit Committee consisted of Messrs. Ankeny (Chairperson), Bateman, Barrett (retired 10/31/95) and Morrison.

         Compensation Committee. The Compensation Committee met four times for the purpose of reviewing Mr. Tibbatts' and Mr. Bartruff's salary and incentive compensation and for reviewing and recommending to the full Board stock option grants for executive officers. The Compensation Committee consisted of Messrs. McGregor (Chairperson), Ankeny, Clark, Morrison and S. Green. Neither Mr. Tibbatts nor Mr. Bartruff participated in the Board's action on their compensation.

         Executive Committee. In addition to the above Committees, the Company has established an Executive Committee. The main function of the Executive Committee is to establish the agenda for the Company's Board of Directors meeting, to receive reports from the Executive Officers regarding their activities and the implementation of the Company's business plan, and to ensure the Company's strategic planning process is being followed. For the fiscal year 1995, members of the Executive Committee consisted of Messrs. Putnam (Chairman), Bartruff, Lester D. Green, Long, Ouderkirk and Tibbatts.

COMPENSATION OF DIRECTORS

         The Company and its Subsidiary Banks have established a program by which a non-employee director receives an annual retainer as a member of the Board of Directors as well as for each Committee that the Director attends as follows:

         Company. The Chairman of the Board and the Chairman of the Executive Committee each receive an annual retainer of $12,000; each committee Chairperson and each Director receives an annual retainer of $10,000; and each committee member receives a fee of $200 for each meeting attended.

         CB. The Chairman of the Board receives an annual retainer of $9,600; each committee Chairperson and each Director receive an annual retainer of $8,000; and each committee member receives a fee of $100 for each meeting attended.

         BN. The Chairman of the Board receives an annual retainer of $7,600; each committee Chairperson and each Director receive an annual retainer of $6,300; and each committee member receives a fee of $100 for each meeting attended.

         VB. The Chairman of the Board receives an annual retainer of $1,300; each committee Chairperson and each Director receive an annual retainer of $1,100; and each committee member receives a fee of $50 for each meeting attended.

DIRECTORS' DEFERRED COMPENSATION PLAN

         The Board of Directors recently adopted a Directors' Deferred Compensation Plan ("Directors DCP") which will go into effect during the 1996 fiscal year and which is open to all non-employee directors of the Company or its Subsidiary Banks on a completely voluntary basis.

         Under the Directors' DCP, directors may elect to defer payment of a specified portion of their directors' fees with no limitation of the amount deferred. There are no Company paid contributions under this plan. Contributions are transferred to a so-called "rabbi trust." A director may invest their deferred fees in a number of investment funds similar to those offered under the 401(k) Plan, including Company stock. Distributions will be made after a director is no longer serving as a director for any of the companies participating in the Directors DCP or in the event of an unforeseeable financial emergency. Directors are fully vested in their benefits under the Directors DCP at all times.

         Benefit payments from the Director DCP will be taxed as ordinary income in the year they are received by participants. The Company will generally receive a deduction for the deferred directors' fees at that time. ERISA's and the Internal Revenue Code's onerous tax-qualified plan rules generally do not apply to this plan.

                             EXECUTIVE COMPENSATION

         The following table sets forth a summary of certain information concerning compensation awarded to or paid by the Company for services rendered in all capacities, during the last three fiscal years to the Chief Executive Officer and the most highly compensated executive officers of the Company, whose total compensation during the last fiscal year exceeded $100,000. In the case of Mr. Bartruff and Mr. Kalkofen, amounts shown for the fiscal years 1994 and 1993 were paid by West Coast Bancorp, Newport, Oregon ("WCB") and/or BN. During the fiscal year 1995, the Company retained an independent consultant to review its existing employee and director compensation plans and to recommend any appropriate changes or additions. Certain of these recommendations were adopted by the Board and have been implemented by the Company.




                                                                           LONG TERM
                                       ANNUAL COMPENSATION                COMPENSATION
                                 ---------------------------------------------------------
                                                          OTHER        AWARDS      PAYOUTS
                                                          ANNUAL       -------------------
      NAME AND                                BONUS    COMPENSATION   OPTIONS       LTIP        ALL OTHER
 PRINCIPAL POSITION     YEAR     SALARY        (1)          (2)         (3)        PAYOUTS    COMPENSATION
----------------------------------------------------------------------------------------------------------
RODNEY B. TIBBATTS,     1995    $125,004    $ 47,000         0         5,170           0      $ 21,719
CO-PRESIDENT AND CO-    1994     121,008      60,000         0         9,350           0        23,930
CHIEF EXECUTIVE         1993     117,404      30,000         0         8,470          --        18,973
OFFICER                                                                                             (4)
----------------------------------------------------------------------------------------------------------
VICTOR L. BARTRUFF,     1995    $125,000    $ 62,500         0         5,170           0      $  8,733
CO-PRESIDENT AND CO-    1994     108,000      50,000         0         1,980           0         9,564
CHIEF EXECUTIVE         1993     100,000      40,000         0        15,972          --         7,965
OFFICER; PRESIDENT                                                                                  (5)
AND CHIEF EXECUTIVE
OFFICER OF BN
----------------------------------------------------------------------------------------------------------
EDGAR B. MARTIN,        1995    $114,579    $ 25,207         0         3,619           0      $ 27,590
PRESIDENT AND CHIEF     1994     110,201      36,366         0         7,150           0        22,675
EXECUTIVE OFFICER-CB    1993     101,200      32,384         0         6,050          --        14,540
                                                                                                    (6)
----------------------------------------------------------------------------------------------------------
DONALD A. KALKOFEN      1995    $ 80,000    $ 34,000         0         6,204           0         3,420
SENIOR VICE             1994      64,200      27,000         0         1,908           0         2,435
PRESIDENT/CHIEF         1993      57,000      13,000         0         7,986           0         1,890
FINANCIAL OFFICER                                                                                   (7)
----------------------------------------------------------------------------------------------------------


                                                                           LONG TERM
                                       ANNUAL COMPENSATION                COMPENSATION
                                 ---------------------------------------------------------
                                                          OTHER        AWARDS      PAYOUTS
                                                          ANNUAL       -------------------
      NAME AND                                BONUS    COMPENSATION   OPTIONS       LTIP        ALL OTHER
 PRINCIPAL POSITION     YEAR     SALARY        (1)          (2)         (3)        PAYOUTS    COMPENSATION
----------------------------------------------------------------------------------------------------------
CORA A. HALLAUER        1995    $ 70,000    $ 34,466       0           4,136           0       $ 11,378
SENIOR VICE             1994      61,280      26,222       0           3,850           0         10,807
PRESIDENT/SECRETARY     1993      59,985      19,195       0           2,420           0          8,036
                                                                                                     (8)
==========================================================================================================


(1) Includes bonuses paid or to be paid during the subsequent year but attributable to the year indicated.

(2) Does not include amounts attributable to miscellaneous benefits received by executive officers, including the use of company-owned automobiles and the payment of certain club dues. In the opinion of management, the costs to the Company of providing such benefits to any individual executive officer during the year ended December 31, 1995 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.

(3) Options to acquire shares of Common Stock as adjusted for subsequent stock dividends and stock splits.

(4) Includes 401(k) Plan contribution in the amount of $18,309 and life insurance premium in the amount of $3,410 paid by the Company on behalf of Mr. Tibbatts for the year ended 1995.

(5) Includes 401(k) Plan contribution in the amount of $4,620 and life insurance premium in the amount of $3,947 paid by the Company on behalf of Mr. Bartruff for the year ended 1995.

(6) Includes 401(k) Plan contribution in the amount of $18,227 and life insurance premium in the amount of $9,031 paid by the Company on behalf of Mr. Martin for the year ended 1995.

(7) Includes 401(k) Plan contribution in the amount of $3,420 paid by the Company on behalf of Mr. Kalkofen.

(8) Includes 401(k) Plan contribution in the amount of $936 and life insurance premium in the amount of $10,442 paid by the Company on behalf of Ms. Hallauer.

STOCK OPTIONS

         The following table sets forth certain information concerning individual grants of stock options pursuant to stock option plans awarded to the named executive officers during the year ended December 31, 1995.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

===================================================================================================================================
                                                                                                      POTENTIAL REALIZABLE
                                                                                                            VALUE AT
                                                                                                       ASSUME ANNUAL RATES
                                  INDIVIDUAL GRANTS                                                      OF STOCK PRICE
                                                                                                          APPRECIATION
                                                                                                       FOR OPTION TERM(2)
-------------------------------------------------------------------------------------------     -----------------------------------
                                           % OF TOTAL
                                             OPTIONS
                          OPTIONS          GRANTED TO          EXERCISE         EXPIRATION
           NAME           GRANTED           EMPLOYEES          PRICE(1)            DATE            5%                10%
-----------------------------------------------------------------------------------------------------------------------------------
RODNEY B. TIBBATTS         5,170               9%               $15.91           09/28/05       $51,727           $131,085
-----------------------------------------------------------------------------------------------------------------------------------
VICTOR L. BARTRUFF         5,170               9%               $15.91           09/28/05       $51,727           $131,085
-----------------------------------------------------------------------------------------------------------------------------------
EDGAR B. MARTIN            3,619               6%               $15.91           09/28/05       $36,209           $ 91,760
-----------------------------------------------------------------------------------------------------------------------------------
DONALD A. KALKOFEN         6,204               11%              $15.91           09/28/05       $62,072           $157,302
-----------------------------------------------------------------------------------------------------------------------------------
CORA A. HALLAUER           4,136               7%               $15.91           09/28/05       $41,381           $104,868
===================================================================================================================================


(1) The option exercise price may be paid in cash or by surrendering for cancellation shares of Common Stock owned by the executive officer or a combination of the foregoing.

(2) The potential realizable value portion of the foregoing table illustrates values that might be realized upon exercise of the options immediately prior to the expiration of their term based upon the assumed compounded rates of appreciation in the value of Common Stock as specified in the table over the term of the options. These amounts do not take into account provisions of the options providing for termination of the option following termination of employment or nontransferability.

         The following table sets forth certain information concerning exercises of stock options pursuant to stock option plans by the named executive officers during the year ended December 31, 1995 and stock options held at year end.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR END OPTION VALUES

-----------------------------------------------------------------------------------------------------------------------------------
                                                                     NUMBER OF                             VALUE OF
                                                                    UNEXERCISED                     UNEXERCISED OPTIONS AT
                          SHARES                                OPTIONS AT YEAR END                      YEAR END (1)
                       ACQUIRED ON        VALUE
                                                     ------------------------------------------------------------------------------
         NAME            EXERCISE       REALIZED         EXERCISABLE       UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE
-----------------------------------------------------------------------------------------------------------------------------------
RODNEY B. TIBBATTS          --             --               35,332               --              $142,575               --
-----------------------------------------------------------------------------------------------------------------------------------
VICTOR L. BARTRUFF          --             --               31,717              7,377            $275,666            $49,047
-----------------------------------------------------------------------------------------------------------------------------------
EDGAR B. MARTIN             --             --               22,990               --               $85,316               --
-----------------------------------------------------------------------------------------------------------------------------------
DONALD A. KALKOFEN          --             --               11,828              4,342            $ 42,904            $27,098
-----------------------------------------------------------------------------------------------------------------------------------
CORA A. HALLAUER            --             --               12,887               --               $40,061               --
===================================================================================================================================

(1) On December 31, 1995, the closing price of Common Stock was $16.625. For purposes of the foregoing table, stock options with an exercise price less than that amount are considered to be "in-the-money" and are considered to have a value equal to the difference between this amount and the exercise price of the stock option multiplied by the number of shares covered by the stock option.

EMPLOYMENT AND SALARY CONTINUATION AGREEMENTS

         Employment Agreements. In 1995 in connection with the merger ("Merger") whereby WCB was merged with and into Commercial Bancorp ("Commercial") and Commercial changed its name to "West Coast Bancorp," Commercial entered into executive employment agreements with Rodney B. Tibbatts and Cora A. Hallauer (Corporate Secretary), and WCB entered into executive employment agreements with Victor L. Bartruff and Donald A. Kalkofen (Chief Financial Officer). The employment agreements, which were conditioned upon consummation of the Merger, have been assumed by the Company and replaced any employment or severance agreements to which such executives were parties.

         Each executive employment agreement provides that the executive officer will hold such office through December 31, 1996. In addition to their base salary, the executive officers are eligible to receive bonuses and such other benefits as may be determined by the Company.

         If an executive's employment is terminated prior to December 31, 1996, without cause (as defined) or terminated by the executive for good reason (as defined), the executive is entitled to continuing compensation through December 31, 1996. The employment agreements also provide that the executives are entitled to receive a salary continuation payment if their employment is terminated without cause or if employment is terminated by the executive for good reason, following a change in control (as defined), which occurs prior to December 31, 1996, or which results from a definitive agreement in effect at or prior to December 31, 1996. The amount of the salary continuation payment is based on the executive's salary at the date of termination and most recent bonus and would be paid in a lump sum for a period of 24 months following the triggering event for the co-chief executive officers, or for a period of 18 months for the other executives, in each case, less any period of continued employment of such executive by the Company following such triggering event during the applicable salary continuation period.

         Salary Continuation Agreements. In conjunction with the Merger, CB and BN entered into salary continuation agreements with certain officers. Each salary continuation agreement was conditioned upon consummation of the Merger and replaced any salary continuation or severance agreements previously in place. Under the salary continuation agreements, the officers were entitled to receive a salary continuation payment in the event their employment was terminated for good reason (as defined) prior to or in the event the officers elected to terminate their employment for good reason (as defined) prior to February 28, 1996, (or December 31, 1996 in the case of one officer). With the exception of one officer, these termination provisions under the Salary Continuation Agreements expired on February 28, 1996. However, the change in control provision in the Salary Continuation Agreements remains in effect and provides that in the event of a change in control (as defined) of the Company occurring either on or before June 30, 1996, or pursuant to a definitive agreement executed by that date, the officers would be entitled to receive a payment in the event of termination without cause or termination by the officer for good reason occurring prior to the anniversary date of the change in control (or December 31, 1996 in the case of one officer). In either such event, the salary continuation payment would be based on the officer's current salary as of the date of termination plus a prorated amount reflecting the officer's most recently received bonus or incentive compensation and would be payable in a lump sum.

DEFERRED COMPENSATION PLANS

         In December of 1994, CB approved a non-qualified Deferred Compensation Plan for Edgar B. Martin which provides that at age 65, Mr. Martin will be eligible to receive a retirement benefit of $250,000. The deferred plan was approved by the Board to compensate Mr. Martin for the short-fall which he would have otherwise received as a participant in CB's Defined Benefit Plan which was terminated on December 31, 1992. It is expected the deferred plan will be funded by an insurance contract, for which premiums will be paid on an annual basis.

         Effective January 1, 1996, the Company adopted an Executives' Deferred Compensation Plan ("Executive DCP") which is open only to individuals designated by the Board of Directors of the Company or its Subsidiary Banks.

         Participants may elect to defer payment of a specified portion of their salary and/or bonus. The amount of participants' annual deferral contributions is unlimited. In addition, the employers will contribute the amount, if any, that the executives cannot receive under the 401(k) Plan because of their participation in the Executive DCP. Employer contributions will be subject to the same vesting schedule as under the 401(k) Plan. Contributions are transferred to a so-called "rabbi trust." Distributions will be made in accordance with individual elections by participants. Participants are fully vested in their benefits under the Executive DCP at all times.

         Benefits under the Executive DCP will be taxed to participants as they receive them after termination of employment. The Company will receive a deduction for its contributions generally at that time. ERISA's and Internal Revenue Code's onerous tax-qualified plan rules generally do not apply to this plan.

BONUS COMPENSATION PLAN

         The Company and its Subsidiary Banks have each adopted a Bonus Compensation Plan for persons who generally are eligible to receive benefits. Under the Bonus Compensation Plan, participants receive additional compensation based on the Company's and the respective bank's level of profitability and individual goals.

401(k) PLAN

         During 1995, Commercial and WCB each maintained a 401(k) profit sharing plan. Effective January 1, 1996, the Company merged the two plans and adopted a combined 401(k) Plan ("401(k) Plan") which is qualified for special tax treatment under Section 401(k) of the Internal Revenue Code, to provide for a single retirement plan to cover all employees of the Company, including all of its present and future subsidiaries.

         The 401(k) Plan allows for pre-tax employee contributions up to IRS maximum limits with a Company match of 50% of the first 6% of employee contribution. The Company may also make an additional discretionary contribution to qualifying employees. Employee elective contributions are 100% vested at all times. Matching and discretionary contributions have a five year vesting schedule beginning in the second year at 40% and 20% each year thereafter.

         As a result of the tax qualification of the 401(k) Plan, employees are not subject to federal or state income taxation on the employee elective contributions, employer contributions or earnings thereon until those amounts are distributed from the 401(k) Plan, although the Company continues to receive a compensation expense deduction for compensation paid.

                        REPORT ON EXECUTIVE COMPENSATION

         The following is a report of the non-employee members of the Compensation Committee of the Board of Directors (the "Committee") who are responsible for establishing and administering the Company's Executive Compensation Program. The following report (and members thereof) is specific to matters relating to compensation during the fiscal year 1995. Although members who comprise the Committee may change, the Company intends to utilize the same philosophy and objectives in the coming years as has previously been used to determine compensation for its executive officers.

         Compensation Philosophy and Objectives. The philosophy underlying the development and administration of the Company's annual and long-term compensation plans is the alignment of the interests of executive management with those of the shareholders. Key elements of this philosophy are:

         * Establish compensation plans which deliver pay commensurate with the Company's performance, as measured by operating, financial and strategic objectives,

         * Provide significant equity-based incentives for executives to ensure that they are motivated over the long-term to respond to the Company's business challenges and opportunities as owners rather than just as employees,

         * Reward of executives if shareholders receive an above-average return on their investment over the long-term.

         The objective for computing executive base salaries is to structure salaries that are competitive within the marketplace. An incentive bonus is the vehicle by which executives can earn additional compensation depending on individual and Company performance relative to certain annual objectives. The Company objectives are a combination of operating, financial and strategic goals (such as loan and deposit levels, asset quality, earnings per share, operating income, etc.) that are considered to be critical to the Company's fundamental goal - building shareholder value.

         The Company's long-term incentive program consists of the 1991 Combined Incentive and Non-Qualified Stock Option Plan. Annual grants are considered at the then value of the Company's Common Stock, thereby providing an additional incentive for executives to build shareholder value. Options granted in 1995 under the Stock Option Plan have a term of 10 years and vest immediately. Executives receive value from these grants if strategic goals are achieved and the Company's Common Stock appreciates over the long-term.

         Company Performance and Compensation. During 1995, the Company met or exceeded it's strategic, operating and financial goals of asset quality, earnings per share, and operating income. Considering these accomplishments, which were not specifically weighted, the Board awarded the Company's Co-Presidents and Co-CEO's, Victor L. Bartruff and Rodney
B. Tibbatts, incentive bonus payments. In addition, the Board increased their base salaries by 20%. This increase positions their base salaries somewhat below the midpoint paid executives in a competitive group of banking companies.

         As an incentive for future performance and because the Company's performance ratios as of September 30, 1995 compared very favorable with publicly traded western U.S. banks, the Board granted Mr. Bartruff and Mr. Tibbatts stock options for 5,170 shares each. These awards provide incentive for Mr. Bartruff and Mr. Tibbatts to continue to build shareholder value over the long-term. In making these awards, the Board did not consider prior grants of stock options.

                                  EXECUTIVE COMPENSATION COMMITTEE

                                  Lloyd D. Ankeny     Robert D. Morrison
                                  Stanley M. Green    C. Douglas McGregor

                             STOCK PERFORMANCE GRAPH

         The following chart compares the yearly percentage change in the cumulative shareholder return on the Company's Common Stock during the five fiscal years ended December 31, 1995, with (i) the Total Return Index for the NASDAQ Stock Market (U.S. Companies) as reported by the Center for Research in Securities Prices and (ii) the Total Return Index for NASDAQ Bank Stocks as reported by the Center for Research in Securities Prices. This comparison assumes $100.00 was invested on December 31, 1990, in the Company's Common Stock and the comparison groups and assumes the reinvestment of all cash dividends prior to any tax effect, and retention of all stock dividends.


      Measurement Period          West Coast      NASDAQ U.S.     NASDAQ Bank
    (Fiscal Year Covered)           Bancorp         Market          Stocks
12/31/90                                 1.000           1.000           1.000
12/31/91                                 1.225           1.606           1.246
12/31/92                                 2.156           1.869           1.814
12/31/93                                 2.211           2.145           2.068
12/31/94                                 2.233           2.097           2.061
12/31/95                                 2.805           2.963           3.070

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table provides information concerning the non-director executive officers named in the compensation table and all executive officers and directors of the Company as a group. The Company is not aware of any person who at December 31, 1995, beneficially owned more than five percent of it's outstanding Common Stock.

                                                                                            SHARES AND PERCENTAGE
                                                    RELATIONSHIP                               OF COMMON STOCK
NAME, ADDRESS AND AGE                             WITH THE COMPANY                           BENEFICIALLY OWNED*
---------------------                             ----------------                           -------------------

Edgar B. Martin (56)                            President and CEO of CB                             26,723
301 Church Street N.E.                          since 1991; employed by
P.O. Box 1012                                   CB in various capacities
Salem, OR 93708                                 since 1973

Donald A. Kalkofen (32)                         SVP and CFO of the                                  12,903
5335 SW Meadows Road                            Company since 1995;
Suite 201                                       SVP and Treasurer of
Lake Oswego, OR  97305                          WCB and SVP and CFO
                                                of BN from 1993

Cora A. Hallauer (56)                           SVP and Secretary  of                               14,035
301 Church Street N.E.                          the Company and SVP
P.O. Box 1012                                   Operations and Secretary
Salem, OR 93708                                 of CB since 1990; VP &
                                                Systems Operations
                                                Officer of CB from 1985

All directors and executive                                                                      482,495 (1)(2)
officers as a group (16 persons)                                                                     9.69%

* Unless otherwise noted, all shares owned represent less than one percent.

(1) Includes 166,862 shares which could be acquired within 60 days through the exercise of stock options by directors and executive officers as a group.

(2) Includes 51,626 shares beneficially held by Chester Clark whose term as a director will terminate at the 1996 Annual Meeting due to his retirement from the Board.

                          TRANSACTIONS WITH MANAGEMENT

         Various of the directors and officers of the Company, members of their immediate families, and firms in which they had an interest were customers of and had transactions with the Subsidiary Banks during 1995 in the ordinary course of business. Similar transactions may be expected to take place in the ordinary course of business in the future. All outstanding loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not, in the opinion of management, involve more than the normal risk of collectibility nor present other unfavorable features.

                COMPLIANCE WITH SECTION 16(A) FILING REQUIREMENTS

         Section 16(a) of the Securities Exchange Act of 1934, as amended, ("Section 16(a)") requires that all executive officers and directors of the Company and all persons who beneficially own more than 10 percent of the Company's Common Stock file reports with the Securities and Exchange Commission with respect to beneficial ownership of the Company's Securities. The Company has adopted procedures to assist its directors and executive officers in complying with the Section 16(a) filings.

         Based solely upon the Company's review of the copies of the filings which it received with respect to the fiscal year ended December 31, 1995, or written representations from certain reporting persons, the Company believes that all reporting persons made all filings required by Section 16(a) on a timely basis.

                                    AUDITORS

         Arthur Andersen, LLP, independent Certified Public Accountants, performed the audit of the consolidated financial statements for the Company and its wholly-owned subsidiaries, The Commercial Bank, The Bank of Newport, and Valley Commercial Bank, for the year ended December 31, 1995. Representatives of Arthur Andersen, LLP will be present at the Annual Meeting, and will have the opportunity to make a statement if they so desire. They also will be available to respond to appropriate questions.

                                 OTHER BUSINESS

         The Board of Directors knows of no other matters to be brought before the shareholders at the Annual Meeting. In the event other matters are presented for a vote at the Meeting, the proxy holders will vote shares represented by properly executed proxies in their discretion in accordance with their judgment on such matters.

         At the Meeting, management will report on the Company's business and shareholders will have the opportunity to ask questions.

                  INFORMATION CONCERNING SHAREHOLDER PROPOSALS

         Proposals of shareholders intended to be presented at the 1997 Annual Shareholders' Meeting must be received by the Secretary of the Company prior to December 1, 1996, for inclusion in the 1997 Proxy Statement and form of proxy.

                          ANNUAL REPORT TO SHAREHOLDERS

         ANY SHAREHOLDER MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1934 FOR THE YEAR ENDED DECEMBER 31, 1995, INCLUDING FINANCIAL STATEMENTS. Written requests for the Form 10-K should be addressed to Cora A. Hallauer, Secretary to the Board of Directors of West Coast Bancorp, at P.O. Box 428; Salem, Oregon 97308-0428.

March 15, 1996                              BY ORDER OF THE BOARD OF DIRECTORS



                                            Cora A. Hallauer, Secretary

                               WEST COAST BANCORP

                                      PROXY

                       PLEASE SIGN AND RETURN IMMEDIATELY

           This Proxy Is Solicited on Behalf of the Board of Directors

         The undersigned hereby appoints Rodney B. Tibbatts and Victor L. Bartruff, and each of them (with full power to act alone) as Proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of West Coast Bancorp, held of record by the undersigned on March 1, 1996, at the Annual Meeting of Shareholders to be held on April 19, 1996, or any adjournment of such Meeting.

1.       ELECTION OF DIRECTORS

         A. I vote FOR all nominees listed below (except as marked to the contrary below) / /

         B. I WITHHOLD AUTHORITY to vote for any individual nominee whose name I have struck a line through in the list below / /

                                    Victor L. Bartruff   -   William B. Loch
                                   Robert D. Morrison   -   Rodney B. Tibbatts

2. WHATEVER OTHER BUSINESS may properly be brought before the Meeting or any adjournment thereof.

         THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" AND WILL BE VOTED "FOR" THE PROPOSITIONS LISTED UNLESS AUTHORITY IS WITHHELD OR A VOTE AGAINST OR AN ABSTENTION IS SPECIFIED, IN WHICH CASE THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION SO MADE.

         Management knows of no other matters that may properly be, or which are likely to be, brought before the Meeting. However, if any other matters are properly presented at the Meeting, this Proxy will be voted in accordance with the recommendations of management.

      The Board of Directors recommends a vote "FOR" the listed directors.

                                       ____________________, 1996

                                       __________________________________

                                       __________________________________
                                       WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                       ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                       PLEASE GIVE FULL TITLE.  IF MORE
                                       THAN ONE TRUSTEE, ALL SHOULD SIGN.
                                       ALL JOINT OWNERS MUST SIGN.